                                                              EXHIBIT (c)(2)

                                                              CONFORMED COPY
                                                              --------------




                      TENDER OFFER AND PURCHASE AGREEMENT


          TENDER OFFER AND PURCHASE AGREEMENT, dated as of May 16, 1999 (this

"Agreement"), between Global Crossing Ltd., a company formed under the laws of
----------
Bermuda ("Global"), and U S West, Inc., a Delaware corporation ("USW").
          ------                                                 ---

          WHEREAS, Global and USW are parties to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms
                                            ----------------
used and not otherwise defined herein having the meaning set forth in the Merger Agreement);

          WHEREAS , in connection with the transactions contemplated by this Agreement and the Merger Agreement, certain holders of shares of Global Common Stock have entered into an agreement with USW to tender such shares as set forth in such agreement;

          WHEREAS, in connection with this Agreement and the Merger Agreement, USW and Global are entering into a Voting Agreement (the "Voting Agreement"), a
                                                          ----------------
Standstill Agreement (the "Standstill Agreement") and an Agreement (the
                           --------------------
"Agreement"), all of which agreements are dated as of the date hereof; and
----------

          WHEREAS, as a condition of its entering into the Merger Agreement and the agreements and transactions pursuant thereto, USW requires that Global enter into, and Global has agreed to enter into, this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:


                                   ARTICLE I

                                   THE OFFER

     SECTION 1.1   The Offer.  (a)  Provided that this Agreement shall not have
                   ---------
been terminated in accordance with Section 5.1 hereof and subject to the satisfaction of the conditions set forth in Exhibit A hereto (the "Offer
                                                                    -----
Conditions"), USW shall or shall cause a direct or indirect wholly-owned
----------
subsidiary of USW (the entity making the Offer, the "Offeror"), as soon as
                                                     -------
reasonably practicable after the date hereof (and in any event within five business days from the date of public announcement of the execution hereof), commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), an offer (the "Offer") to purchase for
                       ------------                    -----
cash up to a number of the issued and outstanding shares of Global Common Stock equal to the Maximum Offer Number (as defined below) at a price of

$62.75 per share of Global Common Stock, net to the seller in cash. The obligation of the Offeror to accept for payment shares of Global Common Stock tendered pursuant to the Offer shall be subject only to the satisfaction or waiver by the Offeror of the Offer Conditions. Subject to the last sentence of this Section 1.1(a), USW expressly reserves the right to waive, or to cause the Offeror to waive, any such condition and make any other changes in the terms and conditions of the Offer; provided that, unless previously approved by Global in
                         --------
writing, no change may be made which decreases the price per share of Global Common Stock payable in the Offer, changes the form of consideration payable in the Offer, increases or reduces the maximum number of 39,259,305 shares of Global Common Stock (the "Maximum Offer Number"), amends the Offer Conditions or
                          ---------------------
imposes conditions to the Offer in addition to the Offer Conditions, or makes other changes to the terms or conditions to the Offer which may be adverse to Global or any holder (each, a "Stockholder") of shares of Global Common Stock or
                               -----------
which may result in a delay of the consummation of the Offer. USW covenants and agrees that, subject to the terms and conditions of this Agreement, including but not limited to the Offer Conditions, it will, or will cause the Offeror to, accept for payment and pay for shares of Global Common Stock as soon as it is permitted to do so under applicable law (the time of such payment being referred to herein as the "Offer Closing"). The Offer shall initially be scheduled to
                  -------------
expire 20 business days following the commencement thereof, provided that,
                                                            --------
unless this Agreement has been terminated pursuant to Section 5.1, USW shall extend the Offer from time to time in the event that, at a then-scheduled expiration date, all of the Offer Conditions have not been satisfied or waived as permitted pursuant to this Agreement, each such extension not to exceed (unless otherwise consented to in writing by Global) the lesser of 10 additional business days or such fewer number of days that USW and Global reasonably believe are necessary to cause the Offer Conditions to be satisfied; provided
                                                                     --------
that, under no circumstances shall any such extension be less than the minimum number of days required by the Exchange Act or the rules and regulations promulgated thereunder or by other applicable law. It is agreed that the Offer Conditions are for the benefit of USW and the Offeror and may be asserted by USW and the Offeror regardless of the circumstances giving rise to any such condition (except for any action or inaction by USW or the Offeror constituting a breach of this Agreement). Except as provided in Section 1.1(c), USW shall not, and shall not permit the Offeror to, terminate the Offer without purchasing shares of Global Common Stock pursuant to the Offer. In addition, notwithstanding anything in this Agreement or the Offer Conditions to the contrary, USW or the Offeror may waive any of the Offer Conditions only after giving 5 business days prior written notice of its intention to do so to Global.

          (b) As soon as reasonably practicable on the date the Offer is commenced, USW and/or the Offeror shall file a Tender Offer Statement on
Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer with the
                     --------------
Securities and Exchange Commission (the "SEC").  The Schedule 14D-1 shall
                                         ---
contain an Offer to Purchase and forms of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). The Offer Documents and all amendments thereto will comply
----------------
in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. USW agrees that Global and its counsel shall be given an opportunity to review the Schedule 14D-1 before it is filed with the SEC.
USW and Global each agree promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and USW further agrees to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Global Common Stock, in each case as and to the extent required by applicable federal securities laws.

          (c)  In the event that this Agreement has been terminated pursuant to
Section 5.1, USW shall, or shall cause the Offeror to, promptly terminate the Offer without accepting any shares of Global Common Stock for payment. USW will provide Global with a copy of any comments USW or the Offeror may receive from the SEC or its staff with respect to the Offer Documents as soon as possible following receipt thereof.

          (d) If, at the expiration of the Offer, a number of shares of Global Common Stock in excess of the Maximum Offer Number have been validly tendered and not withdrawn, USW will purchase such shares on a pro rata basis, based on the number of shares of Global Common Stock tendered by each Stockholder (provided, that, to the extent permitted by the Exchange Act, the rules and
---------
regulations promulgated thereunder and any other applicable law or regulation, USW and Global will cooperate to make such adjustments to the proration mechanism and/or take all other reasonable actions as may be necessary to allow holders of exercisable options for shares of Global Common Stock issued by Global to tender shares issuable upon exercise of such options without exercising such options until such time as it is determined that such shares will be purchased by USW pursuant to the Offer), with appropriate adjustments to avoid purchase of fractional shares of Global Common Stock.

     SECTION 1.2   Company Action. (a) Global shall file with the SEC,
                   --------------
contemporaneously with the commencement of the Offer pursuant to Section 1.1, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9"), containing the
                                         --------------
recommendation of Global's Board of Directors that the stockholders of Global accept the Offer and tender their shares of Global Common Stock pursuant to the Offer, and shall promptly mail the Schedule 14D-9 to the stockholders of Global. The Schedule 14D-9 and all amendments thereto will comply in all material respects with the Exchange Act and the rules and regulations promulgated thereunder. Global and USW each agree promptly to correct any information provided by it for use in the Schedule 14D-9 that shall have become false or misleading in any material respect, and Global further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of Global Common Stock, in each case as and to the extent required by applicable federal securities laws.

          (b) In connection with the Offer, Global shall promptly furnish USW with mailing labels, security position listings, any non-objecting beneficial owner lists and any available listings or computer files containing the names and addresses of the record holders of shares of Global Common Stock, each as of a recent date, and shall promptly furnish USW with such additional information (including but not limited to updated lists of stockholders, mailing labels, security position listings and non-objecting beneficial owner lists) and such other assistance as USW or its agents may reasonably require in communicating the Offer to the record and beneficial holders of shares of Global Common Stock. Subject to the requirements of applicable law, and except for such steps as are appropriate to disseminate the Offer Documents and any other documents necessary to consummate the Offer, USW and its affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer, and, if this Agreement shall be terminated, will deliver to Global all copies of such information then in their possession.

          SECTION 1.3  Adjustments to Number of Shares of Global Common Stock.
                       ------------------------------------------------------
If, prior to the Offer Closing, Global should split, combine or otherwise reclassify the Global Common Stock, or pay (or set a record date that is prior to the Offer Closing with respect to) a stock dividend or other stock distribution in Global Common Stock, or otherwise change Global Common Stock into any other securities, or make any other such stock dividend or distribution with respect to the Global Common Stock in capital stock of Global or its subsidiaries in respect of the Global Common Stock, then the Maximum Offer Number will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change to provide USW and the Stockholders the same economic effect as contemplated by this Agreement prior to such event.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF GLOBAL

          Global hereby represents and warrants to USW that:

          SECTION 2.1  Corporate Organization.  Global is duly organized,
                       ----------------------
validly existing and in good standing under the laws of Bermuda and has the requisite power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted.

          SECTION 2.2 Authority Relative to This Agreement.  Global has all
                      ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Global are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Global and, assuming the due authorization, execution and delivery hereof by USW constitutes a legal, valid and binding obligation of Global enforceable against Global in accordance with its terms.

          SECTION 2.3  No Conflict; Required Filings and Consents.  (a)  The
                       ------------------------------------------
execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby and the consummation of the Offer as contemplated hereby do not and will not (i) conflict with or violate the Memorandum of Association or by-laws of Global, (ii assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Global or any of its subsidiaries or by which its or any of their respective properties are bound, (ii conflict with or violate any provision of the Registration Rights Agreement (as defined in Section 4.1 hereof) or (iv result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any right of termination, cancellation, material amendment or material acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which Global or any of its subsidiaries is a party or by which Global or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, violation, breach, default or other occurrence which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Global or have a material adverse effect on the ability of the Offeror to consummate the Offer in accordance with the terms hereof.

          (b) The execution and delivery of this Agreement by Global and the consummation by Global of the transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Federal, state, local or foreign court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) compliance
                               -------------------
with and filings under, to the extent required, the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, and state securities, takeover and blue sky laws, and (ii any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Global or have a material adverse effect on the ability of the Offeror to consummate the Offer in accordance with the terms hereof.



                                 ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF USW

          USW hereby represents and warrants to Global that:

          SECTION 3.1  Corporate Organization.  USW is duly organized, validly
                       ----------------------
existing and in good standing under the laws of the state of Delaware and has the requisite power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted.

          SECTION 3.2  Authority Relative to This Agreement. USW has all
                       ------------------------------------
necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by USW and the consummation by USW of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of USW is necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by USW and, assuming the due authorization, execution and delivery hereof by Global, constitutes a legal, valid and binding obligation of USW, enforceable against USW in accordance with its terms.

          SECTION 3.3  No Conflict; Required Filings and Consents. (a)  The
                       ------------------------------------------
execution and delivery of this Agreement by USW and the consummation by USW of the transactions contemplated hereby and the consummation of the Offer as contemplated hereby do not and will not (i) conflict with or violate the certificate of incorporation or by-laws of USW, (ii assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to USW or any of its subsidiaries including, without limitation, Purchaser) or by which its or any of their respective properties are bound or (ii result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or result in the loss of a material benefit under, or give rise to any right of termination, cancellation, material amendment or material acceleration of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation to which USW or any of its subsidiaries is a party or by which USW or any of its subsidiaries or its or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default or other occurrence which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on USW.

          (b) The execution and delivery of this Agreement by USW and the consummation by USW of the transactions contemplated hereby do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) compliance with and filings under, to the extent required, the Exchange Act and the rules and regulations promulgated thereunder, the HSR Act, and state securities, takeover and blue sky laws, and (ii any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on USW.

          SECTION 3.4  Purchase for Investment. USW acknowledges that certain of
                       -----------------------
the shares of Global Common Stock which may be tendered in the Offer have not been registered under the Securities Act of 1933, as amended (the "Securities
                                                                   ----------
Act"), or under any state securities laws.  USW (i) is not an underwriter as
---
such term is defined under the Securities Act and the rules and regulations promulgated thereunder, (ii) is purchasing the shares of Global Common Stock solely for investment with no present intention to distribute any of such shares to any person and (iii) will not sell or otherwise transfer or dispose of any of such shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and the rules and regulations promulgated thereunder, and any other applicable securities laws.

          SECTION 3.5  Financing.  USW has on the date hereof, and will have at
                       ---------
the time of the Offer Closing, the funds necessary to consummate the Offer in accordance with this Agreement.

                                   ARTICLE IV

                         CERTAIN ADDITIONAL AGREEMENTS

          SECTION 4.1  Registration Rights.  (a) Subject to the provisions of
                       -------------------
this Section 4.1, with respect to shares of Global Common Stock purchased by USW in the Offer (collectively, "Purchased Securities"), USW shall have all the
                             --------------------
rights and obligations of a Holder (as such term is defined in that certain Registration Rights Agreement dated as of August 12, 1998 by and among Global and the other persons named on the signature pages thereto (the "Registration
                                                                 ------------
Rights Agreement")) under the Registration Rights Agreement (other than any
----------------
rights a Holder may have under or with respect to Section 2(f) of the Registration Rights Agreement).

          (b) The Purchased Securities shall be deemed to be Registrable Securities within the meaning of the Registration Rights Agreement until distributed or sold in the manner contemplated in the second sentence of the definition of Registrable Securities in the Registration Rights Agreement.

          (c) With respect to demand registration rights, USW shall have the same rights (including number of demand registrations) as the BCLP Holders (as such term is defined in the Registration Rights Agreement) as set forth in
Section 2 of the Registration Rights Agreement (other than any rights a Holder may have under or with respect to Section 2(f) of the Registration Rights Agreement); provided, that USW shall have two demand registration rights, and
            ---------
provided, further, that the last proviso set forth in Section 2(a)(v) of the
--------  -------
Registration Rights Agreement shall not apply to USW.

          (d) USW agrees to be subject to the obligations set forth in Section 4 of the Registration Rights Agreement as if named as a holder therein.

          (e) None of the rights of USW provided in this Section 4.1 shall be exercised by USW until the later of (i) the termination of the Frontier Merger Agreement (or consummation of the transactions pursuant thereto) and (ii) the termination of the Merger Agreement.

          (f) Global shall not amend the Registration Rights Agreement in a manner which would adversely affect USW's registration rights provided in this
Section 4.1.

          SECTION 4.2  Standstill Agreement and Voting Agreement.  USW agrees
                       -----------------------------------------
that simultaneously with the purchase by USW of shares of Global Common Stock pursuant to the Offer or otherwise, such shares shall become subject to each of the Standstill Agreement and the Voting Agreement between USW and Global.

          SECTION 4.3  Tag-Along Rights.  (a) Global agrees that USW shall have
                       ----------------
the right, in connection with any CoC Tag-Along Sale (as defined in the Stockholders Agreement (as such term is defined in the Agreement)) to participate in such sale on the same basis as any other CoC Other Holder (as defined in the Stockholders Agreement) pursuant to Section 4(b) of the Stockholders Agreement.

          (b) Global shall not amend the Stockholders Agreement in a manner which would adversely affect USW's tag-along rights provided in this Section 4.3.

          SECTION 4.4  Board Representation.  From and after the date of the
                       --------------------
termination of the Merger Agreement and so long as USW beneficially owns the Threshold Amount (as defined below) of Global Common Stock, Global agrees to use its reasonable best efforts to cause to be nominated to stand for election to serve on the Board of Directors of Global, together with Global's slate of nominees, one individual designated by USW (a "USW Designee"), and Global agrees
                                               ------------
to solicit proxies for such individual to the same extent as for other members of its slate of nominees; provided, however, that Global shall not be obligated
                          --------  -------
to nominate a USW Designee if an individual previously so designated by USW continues to serve on the Board of Directors of Global following the applicable election unless USW requested in writing to Global that such person not be renominated at least 90 days prior to such election. The term "Threshold
                                                                ---------
Amount" shall mean Global Common Stock representing 5% or more of the
------
outstanding shares of Global Common Stock; provided, however, that if USW's
                                           --------  -------
ownership of Global Common Stock is reduced from its level to less than 5% of Global Common Stock as a result of issuances of Global Common Stock, USW shall be deemed to beneficially own the Threshold Amount until such time as it transfers one or more shares of Global Common Stock, at which time USW shall no longer beneficially own the Threshold Amount of Global Common Stock. At such time as USW no longer beneficially owns the Threshold Amount of Global Common Stock, at the request of Global, USW shall cause any USW Designee to resign from the Board of Directors of Global.

          SECTION 4.5  HSR Act. As promptly as practicable, Global and USW shall
                       -------
make all filings and submissions under the HSR Act as may be required to be made in connection with this Agreement and the transactions contemplated hereby. Global will furnish to USW, and USW will furnish to Global, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Global will provide to USW, and USW will provide to Global, copies of all correspondence, filings or communications between such party or any of its representatives, on the one hand, and any Governmental Authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

          SECTION 4.6  Public Announcements. USW and Global agree that they will
                       --------------------
not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval shall not be unreasonably withheld), except as may be required by law.

          SECTION 4.7  Legend.  Promptly following consummation of the Offer,
                       ------
the parties shall cooperate to legend the certificates representing the Global Common Stock purchased pursuant to the Offer to refer to the applicable restrictions on the transfer of such certificates under the Voting Agreement, the Standstill Agreement, this Agreement and applicable law.


                                   ARTICLE V

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 5.1  Termination.  This Agreement may be terminated and the
                       -----------
transactions contemplated hereby may be abandoned at any time prior to the Offer
Closing:

          (a)  by the mutual written consent of USW and Global; or

          (b) by USW or Global on or after May 16, 2000, but only if the Merger Agreement has been terminated prior to such termination; or

          (c) by USW at any time after the termination of the Merger Agreement by USW pursuant to Section 9.1(d)(ii)(A) or Section 9.1(e) of the Merger Agreement or by Global pursuant to Section 9.1(h)(i) of the Merger Agreement; or

          (d) by Global at any time commencing on the first business day prior to the mailing of the Frontier Proxy Statement in connection with the Frontier Merger Agreement; or

          (e) by USW at any time commencing on the first business day following the termination of the Frontier Merger Agreement in accordance with its terms.

          SECTION 5.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement pursuant to Section 5.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto; provided
                                                                      --------
that the obligation of USW set forth in the first sentence of Section 1.1(c) hereof shall survive any such termination and provided, further, that nothing
                                              --------  -------
herein shall relieve any party from liability for any breach hereof.

          SECTION 5.3  Amendment.  This Agreement may be amended by the parties
                       ---------
hereto at any time only by an instrument in writing signed by the parties hereto.

                                  ARTICLE VI

                               GENERAL PROVISIONS


          SECTION 6.1  Notices.  All notices, requests, claims, demands and
                       -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):


          If to USW or
          the Offeror:

               U S West, Inc.
               1801 California Street
               Denver, Colorado
               Attention:  Mark Roellig
               Facsimile: (303) 840-0381

          with a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York
               Attention:  Dennis J. Block
               Facsimile:  (212) 504-6666

          If to Global:

               Global Crossing Ltd.
               Wessex House
               45 Reid Street
               Hamilton HM12, Bermuda
               Attention:  K. Eugene Shutler
               Facsimile No.: (441) 296-8606

          and

               Global Crossing Ltd.
               150 South El Camino Drive
               Suite 204
               Attention:  General Counsel
               Facsimile No.: (310) 281-4942
          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York  10017-3954
               Attention:  Charles I. Cogut, Esq.
               Facsimile No.: (212) 455-2502

          and  Skadden, Arps, Slate, Meagher & Flom
               300 South Grand Avenue
               Los Angeles, California 90071
               Attention:  Brian J. McCarthy
               Facsimile:  (213) 687-5600

          SECTION 6.2  Severability.  If any term or other provision of this
                       ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

          SECTION 6.3  Entire Agreement; Assignment.  Except as may otherwise be
                       ----------------------------
agreed by the parties, this Agreement, the Voting Agreement, the Standstill Agreement, the Merger Agreement and the Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

          SECTION 6.4  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed in accordance with, the internal laws of the State of New York.

          SECTION 6.5  Headings.  The descriptive headings contained in this
                       --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 6.6  Counterparts.  This Agreement may be executed in two or
                       ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 6.7  Specific Performance; Jurisdiction.  The parties agree
                       ----------------------------------
that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in any New York state court, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (ii agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of New York and (iv consents to service being made through the notice procedures set forth in Section 6.1.

          IN WITNESS WHEREOF, USW and Global have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                         U S WEST, INC.



                         By:   /s/  Solomon D. Trujilllo
                              --------------------------------------
                              Title:  President and Chief Executive Officer




                         GLOBAL CROSSING LTD.



                         By:   /s/  Robert Annunziata
                              --------------------------------------
                              Title:  Chief Executive Officer

                                                        Exhibit  A

                                Offer Conditions
                                ----------------

          Notwithstanding any other provision of the Offer or this Agreement, USW shall not accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to USW's obligation to pay for or return tendered shares of Global Common Stock promptly after termination or withdrawal of the Offer), pay for any shares of Global Common Stock tendered pursuant to the Offer unless any waiting periods applicable to the Offer under the HSR Act shall have expired or been terminated and this Agreement shall not have been terminated in accordance with its terms. Furthermore, notwithstanding any other provision of the Offer or this Agreement, USW shall not be required to accept for payment or, subject to the restriction referred to above, pay for any shares of Global Common Stock tendered pursuant to the Offer, and may, subject to the terms of this Agreement, terminate the Offer if, prior to the expiration of the Offer, any of the following conditions occurs or has occurred and continues to exist (other than as a result of any action or inaction by USW or any of its subsidiaries which constitutes a breach of this Agreement): any order or preliminary or permanent injunction shall have been entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, or any other action shall have been taken, or statute, rule, regulation, legislation, judgment or order enacted, entered, enforced, promulgated, amended or issued by any legislative body, court, government or governmental, administrative or regulatory authority or agency which has the effect of making illegal or otherwise prohibiting the acceptance for payment of, or payment for, some of or all the shares of Global Common Stock pursuant to the Offer, which, in the reasonable judgment of USW with respect to each and every matter referred to above and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment of or payment for shares of Global Common Stock.

          The foregoing conditions are for the benefit of USW and may be asserted by USW regardless of the circumstances giving rise to any such condition or may be waived by USW in whole or in part at any time and from time to time in its sole discretion (subject to the terms of this Agreement). The failure by USW at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.